CORBIN & WERTZ
              Client Centered Professional Services





January 16, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

We have read Part II, Item 5 of Form 10-QSB of Interactive marketing Technology, Inc. for the event that occurred on January 16, 2002, and are in agreement with the statements contained in the first paragraph therein insofar as they relate to our firm.

                                       /s/ Corbin & Wertz

                                       CORBIN & WERTZ
                                       Irvine, California